UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Axis Research & Technologies, Inc.

(Name of small business issuer in its charter)

Delaware	8071	47-3152623
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

Axis Research & Technologies, Inc.

16662 Hale Avenue

Irvine, California 92606

Telephone (949) 288-6607

(Address and telephone number of Registrant’s principal executive offices)

Inc. Plan (USA)

20 C Tolley Square

Wilmington, Delaware 19806

Telephone (302) 428-1200

(Name, address and telephone number of Registrant’s agent for service)

Please send copies of all communications to:

Joseph Lambert Pittera, Esq.

Law Offices of Joseph Lambert Pittera

1308 Sartori Avenue, Suite 109

Torrance, California 90501

Telephone: (310) 328-3588

Facsimile No. (310) 328-3063

E-mail: jpitteralaw@gmail.com

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:

As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filed or a smaller reporting company.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

				Proposed
	Amount to	Proposed		Maximum
Title of Each Class	be	Maximum		Aggregate		Amount of
of Securities to be	Registered	Offering Price		Offering Price		Registration
Registered	(1)	Per Share ($)		($)(2)		Fee($)

Shares of Common Stock, $ Par Value $0.0001	10,000,000	$2.00	(1)	$20,000,000	(1)	$2,324

Shares of Common Stock $ $ Par Value $0.0001	922,000	$0.25		$230,500		$

1	10,000,000 shares are being offered by a direct offering at the price of $2.00 per share.

2	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457 of the Securities Act, based upon the fixed price of the direct offering.

3	Issuer is registering an additional 922,000 common shares distributed among 13 shareholders at a price of $0.25 per share for which the Issuer shall receive no funds.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither we, nor the selling shareholders, may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and neither we, nor the selling stockholders, are soliciting offers to buy these securities in any state where the offer of sale is not permitted.

Prospectus

Axis Research & Technologies, Inc.

16662 Hale Avenue

Irvine, California 92606

Telephone (949) 288-6607

A Maximum of 10,000,000 Shares of Common Stock

At $2.00 Per Share

Axis Research & Technologies, Inc. (“Company”) is registering a maximum of 10,000,000 shares of its common stock at a fixed price of $2.00 per share for sale to the general public in an officer/director best efforts offering. The Issuer will not be allowed access to any funds until the minimum of $100,000 has been deposited into its escrow account signifying the sale of at least a minimum of 50,000 common shares. From the date the date the common shares are registered for sale, the Company will have 180 days to sell the 50,000 minimum shares. If after 180 days, the Company has not met the minimum, the funds will be returned to the purchasers. The Issuer is registering an additional 922,000 common shares at a per share price of $0.25 distributed among 13 shareholders for which the Company will derive no financial benefit.

The Company is a development stage startup, however is fully operational serving a small number of customers. Once successfully funded following this registration, the Company will have full scale operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a complete loss of your investment.

The Company will seek to have its stock quoted on the OTC Bulletin Board, however, there is a risk that the Company will be unable to find a market marker and be unsuccessful in being quoted on the OTC Bulletin Board.

The Company qualifies as an emerging growth company as defined in the Jumpstart Our Business Act. An emerging growth company is defined as an issuer with less than $1,000,000,000 total annual gross revenues during its most recently completed fiscal year. Title 1 of the Jumpstart Our Business Startups Act allows for scaled disclosures for emerging growth companies including no requirement for Sarbanes-Oxley Act Section 404(b) auditor attestations of internal control over financial reporting. Emerging growth companies also need not provide more than two years of audited financial statements per Section 7(a)(2)(A) of the Securities Act. The Company has elected to opt out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b), which is irrevocable.

The Company’s Early Growth Status Terminates on the earliest of (i) the last day of the first fiscal year of the Company during which it had total annual gross revenues of $1 billion or more; (ii) the last day of the fiscal year of the Company following the fifth anniversary of the date of the issuer’s initial public offering; (iii) the date on which the Company has issued more than $1 billion in non-convertible debt securities in any three year period; or (iv) the date on which the Company is deemed to be a “large-accelerated filer” under the Securities Exchange Act of 1934, which means that it has at least $700 million of equity securities held by non-affiliates.

The Company is not a blank-check company. The Company and its promoters have no plans or intentions to engage in a merger or acquisition with an unidentified company or person. Further, once the Company is a reporting company, it will not be used as a vehicle for a private company to become a reporting company.

Prior to this offering, there has been no public market for Axis Research & Technologies, Inc.’s common stock.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE 7.

2

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES DIVISION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company
Per Share
Maximum	10,000,000	$2.00	$0	$20,000,000
Minimum	50,000	$2.00	$0	$100,000

Per Share		$2.00	$0	$0

Axis Research & Technologies, Inc. does not plan to use this offering prospectus before the effective date.

Subject to Completion, Dated July___, 2015

3

4

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus. Neither we, nor the selling shareholders have authorized anyone to provide you with different or additional information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is not an offer to sell nor is it seeking an offer to buy shares of our common stock in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or any sale of shares of our common stock.

5

PROSPECTUS SUMMARY

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to “we”, “us”, “our”, and “Company” are to Axis Research & Technologies, Inc.

COMPANY OVERVIEW

Axis Research & Technologies, Inc. (“Axis” or the “Company”), a Delaware corporation provides facilities for medical education consisting of a 12,000 square foot educational facility with a biological skills laboratory built with extensive features to accommodate a wide variety of conferences, workshops, and medical research labs. The Company is dedicated to furthering advancements in medical education and research for major medical device development companies to bring their faculty and surgeons for training and testing purposes. Axis enables surgeons and medical device companies to take a product from Conception to Research and Development to completion and Global promotion with our worldwide video transmission capabilities.

The Company is located in Orange County, California close to many of the largest medical device companies in the world such as Covidien, Edwards Life Science, SiBone, and Joimax. The current Southern California market place has only a few older, smaller, and less accommodating medical lab sites for device testing and research. The Company’s facility stands apart from other such facilities as a state of the art 12,000 square foot building which boasts a large 3,000 square foot bio skills lab space, two 1,000 square foot private surgical lab suites, a 100 seat theater style auditorium, a large 20 person plus conference room, and a 2,000 square foot cafeteria/common area.

The Company’s large lab area is able to facilitate up to a 12 to 15 station customized lab/medical testing event. Its two smaller private lab suites are for shares rental or exclusive private use. These private labs are designed as surgical suites to stimulate real life medical experience for our surgeons and medical device companies.

In addition to the specific medical community, the facility is designed as an educational center to accommodate large and small lecture groups, regional sales and marketing events, teaching symposiums, and educational conferences. The facility is state of the art with amenities not found in other competitive venues such as local area hotels.

The Company was originally named Noche Grotto Acquisition Corporation ("Noche Grotto" or the "Company") and it was formed as a blank check company and qualified as an "emerging growth company" as defined in the Jumpstart Our Business Startups Act which became law in April, 2012. The definition of an "emerging growth company" is a company with an initial public offering of common equity securities which occurred after December 8, 2011 and has less than $1 billion of total annual gross revenues during last completed fiscal year.

Noche Grotto Acquisition Corporation was incorporated on January 12, 2015 under the laws of the State of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. On July 9, 2015, Axis Research & Technologies, Inc. and its subsidiary Axis Research Technology, LLC (“Axis CA”), a private California corporation merged with Noche Grotto Acquisition Corporation and was renamed Axis Research & Technologies, Inc.

The Company's corporate offices are located at 16662 Hale Avenue, Irvine, California 92606. The Company's telephone number is (949) 288-6607, with website of info@axisrt.com, and email address of www.axisrt.com.

THE OFFERING

Following is a brief summary of this offering. Please see the Plan of Distribution section for a more detailed description of the terms of the offer.

Securities Being Offered:	10,000,000 shares of common stock, par value $0.0001, at a price of $2.00 per share. An additional 922,000 common shares being registered on behalf of our selling security holders at $0.25 per share.

Offering Price Per Share:	$2.00 for the 10,000,000 for a total of $20,000,000, and $0.25 for the 922,000 common shares.

6

Offering Period:	The shares are being offered for a period not to exceed 180 days. In the event we do not sell the minimum offering proceeds of $100,000 before the expiration date of the offering, all funds raised will be promptly returned to the investors, without interest or deduction.

Net Proceeds to Our Company:	$20,000,000 maximum and $100,000 minimum.

Use of Proceeds:	See Use of Proceeds

Number of Shares Outstanding
Before the Offering:	21,422,000

Number of Shares Outstanding
After the Offering:	31,422,000

RISK FACTORS

Investment in the securities offered hereby involves certain risks and is suitable only for investors of substantial financial means. Prospective investors should carefully consider the following risk factors in addition to the other information contained in this prospectus, before making an investment decision concerning the common stock.

RISKS ASSOCIATED WITH OUR COMPANY

Market for $2.00 Shares may be Limited

The Company will be offering a maximum of 10,000,000 common shares of stock at a price of $2.00 per share. The Company will have 180 days to sell a minimum of 50,000 shares at this price to reach $100,000. If after 180 days, this minimum is not met, the funds will be returned to the purchasers. At the same time, the Company will also be registering 922,000 shares on behalf of our selling security holders at $0.25 per share. Because the selling shareholders will be selling their shares at $0.25 per share, the market for purchasers of shares at $2.00 per share may be limited.

Lack of Profitable Operating History

The Company does not have a history of profitable operation. There is no assurance that the Company will ever be profitable. The Company’s ability to achieve profitability will depend upon a number of factors, including, but not limited to, whether the Company:

• has funds available for working capital, project development and sales and marketing efforts;

• has funds for the continuous upgrading of its production operations and facilities;

• achieves the projected sales revenues;

• controls the Company’s operating expenses;

• continues to attract new business;

• withstands competition in the Company’s marketplace.

Competition

The Company’s competitors are rapidly changing and may be well capitalized and financially stronger than Axis Research & Technologies, Inc. Our competitors could reproduce the Company’s business model without significant barriers to entry.

The Company’s activities may require additional financing, which may not be obtainable.

The Company has limited cash deposits. Based on the Company’s expectations as to future performance, the Company considers these resources and existing and anticipated credit facilities, to be adequate to meet the Company’s anticipated cash and working capital needs at least through December 31, 2015. The Company plans to seek loans based on the anticipated growing client base, and will use future sales and revenues of the Company as collateral. The Company also anticipates as it retains a large loyal customer base, the marketing and sales of additional products will generate greater revenues. The Company, however, expects to be able to raise capital to fund the Company’s operations, current and future acquisitions and investment in new program development. The Company may also need to raise additional capital to fund expansion of the Company’s business by way of one or more strategic acquisitions. Unless the Company’s results improve significantly, it is doubtful that the Company will be able to obtain additional capital for any purpose if and when the Company needs it.

7

The Company depends heavily on the Company’s senior management who may be difficult to replace.

The Company believes that the Company’s future success depends to a significant degree on the skills, experience and efforts of its Chairman, CEO and other key executives. Any of these executives would be difficult to replace. While all of them have incentives to remain with the Company, they are not bound by employment contracts, and there is no assurance that either of them will not elect to terminate their services to us at any time.

Increasing the Company’s business depends on the Company’s ability to increase demand for the Company’s products and services.

While the Company believes that there is a market for its planned increase in the Company’s products and services, there is no guarantee that the Company will be successful in its choice of product or technology or that consumer demand will increase as the Company anticipates.

The Company may be exposed to significant costs of defense and damages in litigation stemming from unknown future legal proceedings undertaken by and against the Company.

The Company could be subject of legal proceedings against the Company that could give rise to significant exposure in costs and damages.

The Company’s ability to operate and compete effectively requires that the Company hires and retains skilled marketing and technical personnel, who have been in short supply from time to time and may be unavailable to us when the Company needs them.

The Company’s business requires us to be able to continuously attract, train, motivate and retain highly skilled employees, particularly marketing and other senior management personnel. The Company’s failure to attract and retain the highly trained personnel who are integral to the Company’s sales, development and distribution processes may limit the rate at which the Company can generate sales. The Company’s inability to attract and retain the individuals the Company needs could adversely impact the Company’s business and the Company’s ability to achieve profitability.

The Company may suffer from a business interruption and continuity of its ongoing operations might be affected.

The Company’s ability to implement its business plans may be adversely affected by any business interruption that will affect the continuity of its operations. While the Company may take reasonable steps to protect itself, there could be interruptions from computer viruses, server attacks, network or production failures and other potential interruptions that would be beyond the Company’s reasonable control. There can be no assurance that the Company’s efforts will prevent all such interruptions. Any of the foregoing events may result in an interruption of services and a breach of the Company’s obligations to its clients and customers or otherwise have a material adverse effect on the business of the Company.

Macro-economic factors may impede business, access to finance or may increase the cost of finance or other operational costs of the Company.

Changes in the United States and global financial and equity markets, including market disruptions, interest rate fluctuations, or inflation changes, may make it more difficult for the Company to obtain financing for its operations or investments or increase the cost of obtaining financing. In the event that the Company is delayed in attaining its projections, borrowing costs can be affected by short and long-term debt ratings assigned by independent ratings agencies which are based, in significant part, on the Company’s performance as measured by credit metrics such as interest coverage and leverage ratios. Decrease in these ratios or debt ratings would increase the Company’s cost of borrowings and make it more difficult to obtain financing.

There is a limitation on the officers and directors liability.

The articles of the Company limit the personal liability of directors and officers for breach of fiduciary duty and the Company provides an indemnity for expenses and liabilities to any person who is threatened or made a party to any legal action by reason of the fact that the person is or was a director or officer of the Company unless the action of proven to that the person was liable to be negligent or misconduct in the performance of their duty to the Company.

8

The loss of our key officers or directors may raise substantial doubt as to the continued viability of the Company.

Axis’s operations depend on the efforts of key officers and directors and the loss of their services may irreparably harm the Company in such a manner that it may not be able to overcome any such loss in management.

Investors may lose their entire investment if Axis Research & Technologies, Inc. fails to implement its business plan.

We expect to face substantial risks, uncertainties, expenses, and difficulties because Axis is a early-stage company. Axis was formed in Delaware on January 12, 2015. Axis has no demonstrable operations record of substance upon which you can evaluate the Company’s business and prospects. Axis’s prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development. We cannot guarantee that we will be successful in accomplishing our objectives.

As of the date of this prospectus, Axis Research & Technologies, Inc. has had only limited startup operations and has generated very small revenues. Considering these facts, independent auditors have expressed substantial doubt about Axis Research & Technologies, Inc.’s ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement, of which this prospectus is a part. In addition, Axis Research & Technologies, Inc.’s lack of operating capital could negatively affect the value of its common shares and could result in the loss of your entire investment.

Because of our new business model, we have not proven our ability to generate profit, and any investment in Axis Research & Technologies, Inc. is risky.

We have very little meaningful operating history so it will be difficult for you to evaluate an investment in our stock. Our auditors have expressed substantial doubt about our ability to continue as a going concern. We cannot assure that we will ever be profitable. Since we have not proven the essential elements of profitable operations, you will be furnishing venture capital to us and will bear the risk of complete loss of your investment in the event we are not successful.

We may be unsuccessful in monitoring new trends.

Our net revenue might decrease with time. Consequently, our future success depends on our ability to identify and monitor trends and the development of new markets. To establish market acceptance of a new technologies, we will dedicate significant resources to research and development, production and sales and marketing. We will incur significant costs in developing, commissioning and selling new products, which often significantly precede meaningful revenues from its sale. Consequently, new business can require significant time and investment to achieve profitability. Prospective investors should note, however, that there can be no assurance that our efforts to introduce new products or other services will be successful or profitable.

We may face the risk of larger, better funded companies competing with the Company and drawing from our customer base, disrupting the relationship with customers.

Although the Company does not anticipate any such disruptions with customers, a key concern is other larger, better funded companies entering the market and drawing from the Company’s customer base.

We may face claims of infringement on intellectual property rights.

Other parties may assert claims of ownership or infringement or assert a right to payment with respect to the exploitation of certain intellectual properties against us. In many cases, the rights owned or being acquired by us are limited in scope, do not extend to exploitation in all present or future uses or in perpetuity. We cannot assure you that we will prevail in any of these claims. In addition, our ability to demonstrate, maintain or enforce these rights may be difficult. The inability to demonstrate or difficulty in demonstrating our ownership or license rights in these technologies may adversely affect our ability to generate revenue from or use of these intellectual property rights.

If our operating costs exceed our estimates, it may impact our ability to continue operations.

We believe we have accurately estimated our needs for the next twelve months. It is possible that we may need to purchase equipment, hire additional personnel, and further develop new business ventures, or that our operating costs will be higher than estimated. If this happens, it may impact our ability to generate revenue and we would need to seek additional funding. We intend to establish our initial client base via existing relationships that our directors and officers have established in past business relationships. Should these relationships not generate the anticipated volume of business, any unanticipated costs would diminish our working capital.

9

Competitors with more resources may force us out of business.

Competition in our sectors of business come from a variety of factors, including quality, timely commissioning of new projects, product positioning, pricing and brand name recognition. The principal competitors for our business may do this better than we can. Each of these competitors has substantially greater financial resources than we do. New technologies may also present substantial competition. We may be unsuccessful in competing with these competitors, which may materially harm our business.

Axis Research & Technologies, Inc. may not be able to attain profitability without additional funding, which may be unavailable.

Axis Research & Technologies, Inc. has limited capital resources. Unless Axis Research & Technologies, Inc. begins to generate sufficient revenues to finance operations as a going concern, Axis Research & Technologies, Inc. may experience liquidity and solvency problems. Such liquidity and solvency problems may force Axis Research & Technologies, Inc. to cease operations if additional financing is not available.

RISKS ASSOCIATED WITH THIS OFFERING

You may not be able to sell your shares in Axis Research & Technologies, Inc. because there is no public market for Axis Research & Technologies, Inc. stock.

There is no public market for Axis Research & Technologies, Inc. common stock. Therefore, the current and potential market for Axis Research & Technologies, Inc. common stock is limited. No market is available for investors in Axis Research & Technologies, Inc. common stock to sell their shares if the Company does not acquire listing status. Axis Research & Technologies, Inc. cannot guarantee that a meaningful trading market will develop.

If Axis Research & Technologies, Inc. stock ever becomes tradable, of which Axis Research & Technologies, Inc. cannot guarantee success, the trading price of Axis Research & Technologies, Inc. common stock could be subject to wide fluctuations in response to various events or factors, many of which are or will be beyond Axis Research & Technologies, Inc. control. In addition, the stock market may experience extreme price and volume fluctuations, which, without a direct relationship to the operating performance, may affect the market price of Axis Research & Technologies, Inc. stock.

The Company will seek to have its stock quoted on the OTC Bulletin Board, however, there is a risk that the Company will be unsuccessful in being quoted on the OTC Bulletin Board. The OTC Bulletin Board is a quotation medium for subscribing members, not an issuer listing service.

Liquidity on the OTC Bulletin Board is limited, and the Company may be unable to obtain listing of the Company’s Common Stock on a more liquid market.

The Company will seek to have its stock quoted on the OTC Bulletin Board, however the Company may be unsuccessful in being quoted on the OTC Bulletin Board if it cannot find a market marker or if the application from the market marker is not approved. The OTC Bulletin Board provides significantly less liquidity than a securities exchange (such as the American or New York Stock Exchange) or an automated quotation system (such as the Nasdaq National or SmallCap Market). There is uncertainty that any of the Company’s securities will ever be accepted for listing on an automated quotation system or securities exchange.

The Board of the Company has full discretion to reallocate the proceeds.

The Company intends to use the net proceeds from this offering for the purposes and in the amounts described ‘USE OF PROCEEDS’. The Company’s estimates of its allocation of the net proceeds of the offering are based upon the current state of its business operations, its current plans and current economic and industry conditions. These estimates are subject to change based on material factors such as delays in project development, unanticipated or changes in the level of competition, adverse market trends and new business opportunities. Thus the Company will have broad discretion to make material changes in the allocation of the proceeds.

10

Upon obtaining a public listing the Company’s Common Stock may be thinly traded, and the public market may provide little or no liquidity for holders of the Company’s Common Stock.

Purchasers of shares of the Company’s Common Stock may find it difficult to resell their shares at prices quoted in the market or at all when the Company obtains a public listing. The Company shares are currently not traded in the public market and when the Company does obtain a public listing the shares of the Company’s common stock may be thinly traded, and the public market may provide little or no liquidity for holders of the Company’s common stock. Many brokerage firms may be unwilling to effect transactions in the Company’s Common Stock, particularly because low-priced securities are subject to an SEC rule that imposes additional sales practice requirements on broker-dealers who sell low-priced securities (generally those below $5.00 per share). The Company cannot predict when or whether investor interest in the Company’s Common Stock might lead to an increase in its market price or the development of a more active trading market or how liquid that market might become once the Company obtains its public listing.

The Company will seek to have its stock quoted on the OTC Bulletin Board, however, there is a risk that the Company will be unsuccessful in being quoted on the OTC Bulletin Board if it cannot find a market marker or the application from the market marker is not approved. The OTC Bulletin Board is a quotation medium for subscribing members, not an issuer listing service.

The Company is making the offering on a best efforts basis and there is no assurance that the offering will be sold.

There is no assurance that the Company’s offering will be sold, in whole or even in part. The proposed use of net proceeds assumes a sale of the full amount of the offering.

Investors in this offering will bear a substantial risk of loss due to immediate and substantial dilution.

The principal shareholders of Axis Research & Technologies, Inc. own a majority of the outstanding shares of Axis Research & Technologies, Inc. common stock. Further issues of stock will mean that shareholders may experience substantial “dilution.”  Therefore, the investors in this offering will bear a substantial portion of the risk of loss. Please refer to the section titled “Dilution” herein.

Purchasers in this offering will have limited control over decision making because a small group of shareholders control a majority of shares issued and outstanding before and after this offering.

Such concentrated control may also make it difficult for stockholders to receive a premium for their shares of the Company in the event the Company enters into transactions, which require stockholder approval. This concentration of ownership limits the power to exercise control by the minority shareholders.

Investors may have difficulty liquidating their investment because Axis Research & Technologies, Inc.’s stock will be subject to Penny Stock Regulation.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. The rules, in part, require broker/dealers to provide penny stock investors with increased risk disclosure documents and make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in Axis Research & Technologies, Inc. shares, thereby reducing the level of trading activity in any secondary market that may develop for Axis Research & Technologies, Inc. shares. Consequently, customers in Axis Research & Technologies, Inc. securities may find it difficult to sell their securities, if at all.

11

USE OF PROCEEDS

When all of the shares are sold the gross proceeds from this offering will be $20,000,000. Our management will have broad discretion to allocate the net proceeds from this offering. Actual expenditures may vary substantially from our estimates. We may find it necessary or advisable to use portions of the proceeds for other purposes. We expect to disburse the proceeds from this offering in the priority set forth below, within the first 12 months after successful completion of this offering:

	Use of Proceeds

Amount	Item	Percentage
$4,000,000	Purchase of Axis Irvine Facility Building	20.00%
$95,000	Video equipment for support of internal and external global surgical broadcasts	0.48%
$65,000	General medical supply equipment for testing procedures	0.33%
$90,000	Operating articulating surgical tables for Suite and Main Lab	0.45%
$89,000	4 X Medical Illumination System Two Halogen Series: S2D-16	0.45%
$48,000	4 X Medical Illumination Centurion Excel Emergency Surgery Light	0.24%
$390,000	3 X 9900 GE Elite Vascular C-arm	1.95%
$7,200	Flat Screen TVs throughout for internal and external communication	0.04%
$26,000	Auditorium Video Projection Wall Screen	0.13%
$46,000	Sound System General Building	0.23%
$18,000	Sound dampeners – cafeteria, main lab, conference room	0.09%
$42,000	Surgical cameras – suites and main lab	0.21%
$30,000	Office Buildout – Digital Communication – Broadcast Office	0.15%
$250,000	Staffing Lab Manager, Administration, Lab Tech, General Office	1.25%
$62,000	Kitchen Buildout and Appliances	0.31%
$28,000	Office Buildout – additional office for sales staff and administration	0.14%
$32,000	Building Improvements – electrical support	0.16%
$12,000	Large Walk-In Refrigerator	0.06%
$14,000	Walk-In Freezer Unit	0.07%
$440,000	Sales and Marketing Executive and Representatives	2.20%
$4,000,000	Working Capital	20.00%
$10,215,800	Business Expansion to Second Location – Duplication of Flag Facility	51.08%
$20,000,000	Total	100.00%

DETERMINATION OF OFFERING PRICE

The offering price of the 10,000,000 shares of common stock offered for sale at the value of $2.00 per share bears no relationship to any objective criterion of value The offering price of the 922,000 shares of common stock offered for resale was determined based on the issuance of the common shares at the price of $0.25 per share and bears no relationship to any objective criterion of value. The price does not bear any relationship to Axis Research & Technologies, Inc.’s assets, book value, historical earnings, or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

12

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

“Dilution” represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. “Net Tangible Book Value” is the amount that results from subtracting total liabilities and intangible assets from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of Axis Research & Technologies, Inc.’s issued and outstanding stock. With 21,422,000 common shares issued the net book value of Axis Research & Technologies, Inc. before the offering is ($8,303). Assuming all 10,000,000 shares offered are sold, and in effect Axis Research & Technologies, Inc. receives the maximum estimated proceeds of this offering from shareholders, Axis Research & Technologies, Inc. net book value will be approximately $.64 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $1.36 per share, while the Axis Research & Technologies, Inc.’s present stockholders will receive an increase of $.64 per share in the net tangible book value of the shares that they hold. This will result in a $13,600,000 dilution for purchasers of stock in this offering.

The following table illustrates the dilution to the purchaser of the common stock in this offering. This table, as a pro forma schedule using the March 31, 2015 financial statements as a basis, represents a comparison of the various prices paid by the individual who invested in Axis Research & Technologies, Inc. previously with the shares offered to new shareholders:

Book Value Per Share Before the Offering	$0.00

Book Value Per Share After the Offering	$0.46

Net Increase to Original Shareholders	$.046

Decrease in Investment to New Shareholders	$1.36

Decrease to New Shareholders (%)	68%

SELLING SECURITY HOLDERS

The selling shareholders are offering 922,000 shares of common stock already issued. The shares are included in the following table.

Except as otherwise noted, all of the below issuances were exempt from registration under Section 4(2) of the Securities Act. These transactions were made by the issuer not involving a public offering.

The following table provides as of July 17, 2015 information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

●	the number of shares owned by each prior to this offering;
●	the total number of shares that are to be offered for each;
●	the total number of shares that will be owned by each upon completion of the offering; assuming all shares are sold that are being registered;
●	the percentage owned by each; and
●	the identity of the beneficial holder of any entity that owns the shares.

Name of Selling Shareholder	Shares Owned Prior to this Offering (1)	Percent (%)*	Maximum Number of Shares Being Offered (2)	Beneficial Ownership After the Offering	Percentage Owned Upon Completion of Offering(3)
Robert Flores	40,000	*	40,000	40,000	*
Thomas Preble	230,000	1%	230,000	230,000	*
Peter Hathaway	40,000	*	40,000	40,000	*
Donald Preble	28,000	*	28,000	28,000	*
Joseph Lefever	10,000	*	10,000	10,000	*
Stanley Claassen	200,000	*	200,000	200,000	*
Clifford Jenne	100,000	*	100,000	100,000	*
Kenneth Hunstad	200,000	*	200,000	200,000	*
Ernest Hendrick Trust	10,000	*	10,000	10,000	*
Moir Hilton	10,000	*	10,000	10,000	*
Sana Gantt	10,000	*	10,000	10,000	*
Steve Mazurek	24,000	*	24,000	24,000	*
William Riblett	20,000	*	20,000	20,000	*
TOTAL	922,000	100%	922,000	922,000	100%

 *Denotes less than 1%.

13

(1)

The number and percentage of shares beneficially owned is determined in accordance with the Rules of the Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares that the selling stockholder has the right to acquire within 60 days.

(2)	The maximum number of shares being offered is the total shares being registered by the selling security holders which is 922,000.

(3)      The percentages in the table above are based on the 21,422,000 shares of common stock outstanding on July 17, 2015, and assume that all common shares being registered in this Prospectus are sold to the general public.

*If the Shareholder in question is below 1% then no percentage shall be listed.

PLAN OF DISTRIBUTION

OFFERING WILL BE SOLD BY OUR OFFICER AND DIRECTOR

This is a self-underwritten offering. This Prospectus is part of a Prospectus that permits our officer and director to sell shares directly to the public, with no commission or other remuneration payable for any shares that are sold. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. Mr. Nick Moran, our officer and director, will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, they will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

They will register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer.

a.	Our officers and directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation; and

b.	Our officers and directors will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c.	Our officers and directors are not, nor will they be at the time of their participation in the offering, an associated person of a broker-dealer; and

d.	Our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or intend primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) are not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) and (a)(4)(iii).

14

Our officers, directors, control persons and affiliates of same do not intend to purchase any shares in this offering.

TERMS OF THE OFFERING

The Registrant intends to register 10,000,000 common shares at the fixed price of $2.00 per share for sale to the public and if all 10,000,000 common shares are sold then the Registrant shall receive $20,000,000 from the offering. The Registrant is also registering 922,000 common shares owned by current shareholders of the Company at a price of $0.25 per share and the Registrant will not receive any funds from the sale of the 922,000 common shares.

Sales by Selling Shareholders

The selling shareholders may or may not intend to sell 922,000 common shares at a fixed price of $0.25 per share.

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

●	on such public markets as the common stock may be trading;
●	in privately negotiated transactions; or
●	in any combination of these methods of distribution.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable laws and may, among other things:

●	not engage in any stabilization activities in connection with our common stock;
●	furnish each broker or dealer through which common stock may be offered, such copies of this Prospectus, as amended from time to time, as may be required by such broker or dealer; and
●	not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

None of the selling shareholders will engage in any electronic offer, sale or distribution of the shares. Further, neither we, nor any of the selling shareholders, have any arrangements with a third party to host or access our Prospectus on the Internet.

The selling shareholders and any underwriters, dealers or agents that participate in the distribution of our common stock may be deemed to be underwriters, and any commissions or concessions received by any such underwriters, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. Shares may be sold from time to time by the selling shareholders in one or more transact.

DEPOSIT OF OFFERING PROCEEDS

This is a “best efforts” offering and, as such, we will not be able to spend any of the proceeds unless and until the minimum total of 50,000 common shares are sold and all proceeds from such sale are received. We intend to hold all monies collected for subscriptions in a separate escrowed bank account with our attorney Joseph L. Pittera, at the Law Offices of Joseph L. Pittera, 2214 Torrance Boulevard, Suite 101, Torrance, California 90501 with the escrow account located at Bank of America, 21700 Hawthorne Boulevard, Torrance, California 90503, until the total amount of $100,000 has been received. At that time, the funds will be transferred to our business account for use in the implementation of our business plans. In the event the offering is not sold out prior to the Expiration Date, all monies will be returned to investors, without interest or deduction.

15

PROCEDURES FOR AND REQUIREMENTS FOR SUBSCRIBING

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us. Subscriptions, once received by the Company, are irrevocable unless the total minimum offering of 100,000 common shares are not sold. All checks for subscriptions should be made payable to “Law Offices of Joseph L. Pittera F/B/O Axis Research & Technologies, Inc.”

DESCRIPTION OF SECURITIES

COMMON STOCK

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001 per share. The holders of our common stock (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors; (ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

There are currently no outstanding option or warrant awards, and the Company has not implemented any equity compensation plan.

PREFERRED STOCK

The Company is authorized to issue Forty Million (40,000,000) shares of Preferred A Stock (the “Preferred Stock”) of Par Value of $0.0001. Each Preferred A share converts to 100 common shares, and each Preferred A share is equivalent to 1,000 common shares for voting purposes. As of the date of this Private Offering Memorandum the Company had no (0) shares of Preferred A Stock issued and outstanding. The Company’s Articles of Incorporation may be amended to provide that the Board of Directors has the authority to divide the Preferred Stock into series and, within the limitations provided by California statute, to fix by resolution the voting power, designations, preferences, and relative participation, special rights, and the qualifications, limitations or restrictions of the shares of any series so established. The Company anticipates that the Board of Directors may authorize the issuance of Preferred Stock, without shareholder approval, in order to defend against any attempted takeover of the Company.

The issuance of Preferred Stock may have an effect of delaying or preventing a change in control of the Company without further shareholder action and may adversely affect the rights and powers, including voting rights, of the holders of Common Stock. In certain circumstances, the issuance of Preferred Stock could depress the market price of the Common Stock. The Board of Directors effects a designation of each series of Preferred Stock by filing an Amended Article of Incorporation with the California Secretary of State, defining the rights and preferences of each such series. Documents so filed are matters of public record, and may be examined in accordance with procedures of the California Secretary of State, otherwise copies thereof my be obtained from the Company upon request.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

CASH DIVIDENDS

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend on our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

16

We have included the audited financial statements for the year ended December 31, 2014 for Axis Research Technology, LLC and the quarterly periods ended March 31, 2015 and 2014 for Axis Research & Technology, Inc and subsidiary Axis Research Technology, LLC. The financial statements were audited by dbbmckennon, Certified Public Accountants. We include the financial statements in reliance on their report, given upon their authority as experts in accounting and auditing.

The Law Offices of Joseph L. Pittera, 1308 Sartori Avenue, Suite 109, Torrance, California 90501, has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

DESCRIPTION OF OUR BUSINESS

GENERAL INFORMATION

We were incorporated on January 12, 2015 under the laws of the State of Delaware. On July 9, 2015, we merged with Noche Grotto Acquisition Corporation, and changed the name of that Company to Axis Research & Technologies, Inc.

As of the date hereof, we have had only limited start-up operations but have generated $105,641 in revenue for the three months ended March 31, 2015.

Our executive offices are located at 16662 Hale Avenue, Irvine, California 92606. The Company's telephone number is (949) 288-6607, with website of info@axisrt.com, and email address of www.axisrt.com.

Our fiscal year-end is December 31.

INDUSTRY BACKGROUND

Axis provides facilities for medical education consisting of a 12,000 square foot educational facility with a biological skills laboratory built with extensive features to accommodate a wide variety of conferences, workshops, and medical research labs. The Company is dedicated to furthering advancements in medical education and research for major medical device development companies to bring their faculty and surgeons for training and testing purposes. Axis enables surgeons and medical device companies to take a product from Conception to Research and Development to completion and Global promotion with our worldwide video transmission capabilities.

The Company is located in Orange County, California close to many of the largest medical device companies in the world such as Covidien, Edwards Life Science, SiBone, and Joimax. The current Southern California market place has only a few older, smaller, and less accommodating medical lab sites for device testing and research. The Company’s facility stands apart from other such facilities as a state of the art 12,000 square foot building which boasts a large 3,000 square foot bio skills lab space, two 1,000 square foot private surgical lab suites, a 100 seat theater style auditorium, a large 20 person plus conference room, and a 2,000 square foot cafeteria/common area.

The Company’s large lab area is able to facilitate up to a 12 to 15 station customized lab/medical testing event. Its two smaller private lab suites are for shares rental or exclusive private use. These private labs are designed as surgical suites to stimulate real life medical experience for our surgeons and medical device companies.

In addition to the specific medical community, the facility is designed as an educational center to accommodate large and small lecture groups, regional sales and marketing events, teaching symposiums, and educational conferences. The facility is state of the art with amenities not found in other competitive venues such as local area hotels.

History & Growth Plan

The Company’s growth will be based on relationship building with local and national medical device companies in addition to an aggressive marketing campaign. Additional existing partnerships are currently being formed with local area physician groups, acupuncture schools, nutrition companies, and fitness certification companies. The Company’s overall marketing plan includes a multi-phase roll out of social and digital media, partnership branding with large corporations, media awareness, and continued relationship building with medical, health and wellness companies.

A strong effort will be placed on creating a clear brand identity, selling proposition, and value propositions. Additional Company recognition and awareness will be created through quality relationship collaborations with:

17

➢	National Medical device companies
➢	Teaching hospitals
➢	Health Care providers
➢	Health Insurance companies
➢	Medical Professionals

Revenue Generation:

Revenue is expected to be generated through a multitude of rental uses of the facility. The majority of the revenue will be derived from medical device testing labs and rental suite contracts. Additional revenue will come from a combination of seminars, workshops, private suite rental, and auditorium rental. The main sources of the seminars will be medical device companies, physician groups, health practitioners (massage, chiropractic, and nutrition), life coaches, and fitness training certification seminars.

A sales force will be in place to manage the existing relationships and cultivate new clientele in the local, national, and international markets.

The Company will also have an on-line platform to market to the medical, health, and fitness communities. Additional direct sales relationships will be formed with physician groups, other fitness certification companies, and large chain fitness centers and gyms, physician and health groups (surgical, chiropractic, massage, acupuncture).

Additional didactic seminars and workshops will be offered through the medical device testing community, as an element of the F.I.R.E. Certification program, to the fitness community as a standalone educational opportunity, and as an interactive learning opportunity to the medical and surgical community through live surgical telecommunications programs.

Current Business Partnerships:

The Company currently has contracts in place or pending with the following entities:

•	Covidien/EV3
•	Edwards Medical
•	Stryker
•	Joimax
•	Zyga
•	Fitness International Research Education
•	Newport Medical/surgical group

PRINCIPAL PRODUCTS AND SERVICES

The Company can provide a 2,000 square foot amphitheater with stadium seating capable of holding over 100 people. The amphitheater is equipped with state of the art audiovisual equipment and can be used to hold lectures and symposiums, sales training, surgeon educational seminars, and video reviews. The lab itself is 3,000 square feet with ten to 12 stations and can hold 60 to 80 people. There are two lab suites totaling 500 square feet. The facility can be used for medical device testing, cadaver studies, and general clinical studies.

The facility also boasts a 2,000 square foot cafeteria, a kitchen, business center, conference room, men and women’s storage locker rooms, and a luggage storage room.

The Company’s 12,000 square foot facility features:

•	A flexible, simulated 3000 sq. foot multi-station operating room
•	two private suite bioskills labs, designed to support medical device and medical procedure testing, validation and training
•	a 100 seat amphitheater to support continuing education and other presentation needs
•	Overhead Surgical Lighting
•	Suspended video telecommunications
•	Unembalmed cadavers

18

•	Surgical equipment, tables, C-arms and instrumentation
•	Real time live streaming video capabilities
•	Educational library to store your surgeries and lab events to be used for future purposes
•	An executive conference room
•	A beautiful lounge and social space with table seating for 80 people.

The Company’s services encompass facilitating medical device and procedure testing, demonstration and training, and supporting medical continuing education.

The labs are equipped with state of the art technology and equipment to support surgical simulations, and the facility features advanced audio-video capabilities to support the lab experience, training delivered from the amphitheater and other uses. The Company provides real-time interactive streaming capabilities and video vaulting to support on-demand access and record-keeping requirements.

The Company’s customers already include many of the top bio-tech companies in the world, including but not limited to :

Covidien	OrthAlign
Zyga	Stryker
Edwards	Joimax

AXIS BACKGROUND

On July 9, 2015, Axis, formerly Noche Grotto Acquisition Corporation entered into a plan of stock acquisition agreement with Axis CA. Under the terms of the agreement, Axis will acquire 100% of the issued and outstanding common stock of Axis CA in exchange for 20,922,000 common shares of the Company, which includes previously issued 3,000,000 common shares. After the close of the stock acquisition agreement, there are 21,422,000 common shares issued and outstanding and the shareholders of Axis CA will control approximately 97% of the total issued and outstanding common shares of Axis Inc., resulting in a reverse merger, whereby the historical financial statements of Axis CA will be presented going forward for all previous periods.

AXIS MARKETING METHODS

AxisRT has existing strong business relationships with several large medical device companies with inside connections to numerous other companies’ throughout the US. The Company sales force is tasked with developing new client relationships and long term use contracts for device testing, regional and local educational events. Axis will attend various bioskills and medical device company conferences throughout the year to obtain new contacts and relationships.

A unique aspect of our sales and marketing includes JV partnerships with established medical telecommunications specialists, including: Surgeons World, MCCTV, Glucofit, and Box-Line-Box.

The Company is currently leveraging additional relationships with the industry leaders in medical supplies and equipment with an opportunity for setting up strategic partnerships.

The Company is also focusing on traditional marketing strategies through on-line and SEO campaigns.

COMPETITION

The Company is located in Orange County, California close to many of the largest medical device companies in the world such as Covidien, Edwards Life Science, SiBone, and Joimax. The current Southern California market place has only a few older, smaller, and less accommodating medical lab sites for device testing and research. The Company’s facility stands apart from other such facilities as a state of the art 12,000 square foot building which boasts a large 3,000 square foot bio skills lab space, two 1,000 square foot private surgical lab suites, a 100 seat theater style auditorium, a large twenty person plus conference room, and a 2,000 square foot cafeteria/common area.

SOURCES AND AVAILABILITY OF PRODUCTS

Axis provides facilities for medical education consisting of a 12,000 square foot educational facility with a biological skills laboratory built with extensive features to accommodate a wide variety of conferences, workshops, and medical research labs. The Company is dedicated to furthering advancements in medical education by providing a turn-key facility for medical device companies, engineers, and distributorships to bring their faculty, and surgeons for training purposes.

19

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

Axis Research & Technologies, Inc. is not dependent on one or a few major customers.

PATENTS AND TRADEMARKS

None.

NEED FOR ANY GOVERNMENT APPROVAL OR PRINCIPAL PRODUCTS

None.

GOVERNMENT AND INDUSTRY REGULATION

We will be subject to federal laws and regulations that relate directly or indirectly to our operations including securities laws. We will also be subject to common business and tax rules and regulations pertaining to the operation of our business.

ENVIRONMENTAL LAWS

Our operations are not subject to environmental laws and regulations.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

Axis Research & Technologies, Inc. currently does not employ any full-time staff employees.

LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock. Following completion of this offering, we intend to apply to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

PENNY STOCK RULES

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock that limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

-	Contains a description of the nature and level of risk in the market for penny stock in both Public offerings and secondary trading;

20

-	Contains a description of the broker or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

-	Contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” price for the penny stock and the significance of the spread between the bid and ask price;

-	Contains a toll-free number for inquiries on disciplinary actions;

-	Defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

-	Contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation.

-	The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

-	The bid and offer quotations for the penny stock;

-	The compensation of the broker-dealer and its salesperson in the transaction;

-	The number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

-	Monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgement of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

REPORTS

We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

STOCK TRANSFER AGENT

Our transfer agent will be Interwest Transfer Co., Inc., 1981 E. Murray Holladay Road, Salt Lake City, Utah 84117, with telephone number of (801) 272-9294.

FINANCIAL STATEMENTS

Our fiscal year-end is December 31. We intend to provide financial statements audited by an Independent Registered Public Accounting Firm to our shareholders in our annual reports. The audited financial statements for the year ended December 31, 2014 of Axis Research Technology, LLC and the three month period ended March 31, 2015 of Axis Research and Technology, Inc. and subsidiary Axis Research Technology, LLC are included.

MANAGEMENT’S DISCUSSION AND ANALYSIS

The following discussion and analysis is intended as a review of significant factors affecting our financial condition and results of operations for the periods indicated.  The discussion should be read in conjunction with our consolidated financial statements and the notes presented herein.  In addition to historical information, the following Management's Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements that involve risks and uncertainties. Our actual results could differ significantly from those anticipated in these forward-looking statements as a result of certain factors discussed in this annual report.

21

MANAGEMENT’S PLAN OF OPERATION

The following discussions of our financial condition, changes in financial condition and results of operations for the periods ended December 31, 2014 and March 31, 2015 should be read in conjunction with our audited financial statements and related notes for the periods ended December 31, 2014 and March 31, 2015.

The analysis of new business opportunities will be undertaken by or under the supervision of the officers and directors of the Company. The Company has unrestricted flexibility in seeking, analyzing and participating in potential business opportunities.

GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.

The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its new business opportunities. Management has plans to seek additional capital through a private placement and public offering of its common stock. These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might arise from this uncertainty.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

RESULTS OF OPERATIONS

For the year Ended December 31, 2014, and no activities for the year ended December 31, 2014 to compare:

During the year ended December 31, 2014, we recognized revenues of $182,252 from our service facilities operations. During the year ended December 31, 2014, we incurred cost of revenues of $143,488. During the year ended December 31, 2014, we recognized resulting gross profits of $38,764. The increase is a result of starting the new facilities operations and added new clients.

During the year ended December 31, 2014, we incurred operational expenses of $157,661. The increase was a result of $12,261 in depreciation expense, $50,000 in officer compensation, $64,526 in general and administrative expenses and a $30,874 increase in rent expense.

During the year ended December 31, 2014, we incurred a net loss of $138,799.

For the Three Months Ended March 31, 2015 Compared to the Three Months Ended March 31, 2014

During the three months ended March 31, 2015 and 2014, we recognized revenues of $105,641 and $-0- from our service facilities operations. The increase of $105,641 is a result of the new facilities operations and added new clients. During the three months ended March 31, 2015 and 2014, we incurred cost of revenues of $86,108 and $-0-, respectively. During the three months ended March, 2015 and 2014, we recognized resulting gross profits of $19,533 and $-0-, respectively. The resulting increase in gross profits is a result of the new facilities operations and added new clients.

During the three months ended March 31, 2015, we incurred operational expenses of $115,062. During the three months ended March 31, 2014, we incurred $9,475 in operational expenses. The increase of $105,587 was a result of increase of $6,737 in depreciation expense, increase of $30,200 in officers compensation expense, a $66,087 increase in general and administrative expenses and a $2,563 increase in rents and rates over the prior period.

During the three months ended March 31, 2015, we incurred a net loss of $103,804. During the three months ended March 31, 2014, we incurred a net loss of $9,475. The increase of $94,329 was a result of the increase of $86,108 in cost of revenues combined with a $105,587 increase in operational expenses, as discussed above.

22

LIQUIDITY

At December 31, 2014, we had total current assets of $39,424 consisting of $4,874 in cash and cash equivalents, $19,550 in accounts receivable and $15,000 in other assets. At December 31, 2014, we had total current liabilities of $99,828. Total current liabilities included $56,428 in accounts payable and accrued liabilities, $7,000 in deferred revenue, $34,500 in loans payables and $1,900 in advances from related parties.

During the year ended December 31, 2014, we used funds of $42,578 in our operational activities. During the year ended December 31, 2014, we recognized a net loss of $138,799, which was adjusted for depreciation of $37,695.

During the year ended December 31, 2014, we used $234,448 to acquire property and equipment and expenditures in connection with the build out of our facility.

During the year ended December 31, 2014, we received $281,900 from our financing activities. These funds were used for operations and the build out of our facility.

At March 31, 2015, we had total current assets of $140,189 consisting of $74,242 in cash and cash equivalents, $45,447 in accounts receivable and $20,500 in prepaid expenses and other assets. At March 31, 2015, we had total current liabilities of $85,103. Total current liabilities included $53,703 in accounts payable and accrued liabilities, $29,500 in loans payables and $1,900 in advances from related parties.

During the three months ended March 31, 2015, we used $128,263 in our operational activities. During the three months ended March 31, 2015, we recognized a net loss of $103,804, which was adjusted for depreciation of $19,530. During the three months ended March 31, 2014, we used funds of $24,975 in our operational activities. During the three months ended March 31, 2014, we incurred a net loss of $9,475 which was adjusted for depreciation of -0-.

During the three months ended March 31, 2015, we used $15,869 to acquire property and equipment. During the three months ended March 31, 2014, we used $15,000 to acquire property and equipment.

During the three months ended March 31, 2015, we received $213,500 from our financing activities. During the three months ended March 31, 2014, we received $80,000 from our financing activities.

Off-Balance Sheet Arrangements

We have no material off-balance sheet arrangements nor do we have any unconsolidated subsidiaries.

Short Term

On a short-term basis, we generate limited revenues, which are not sufficient to cover operations. Based on our limited operating history in the service office industry, we will continue to have insufficient revenue to satisfy current and recurring liabilities for the near future. For short term needs we will be dependent on receipt, if any, of offering proceeds.

Capital Resources

We have preferred and common stock as our capital resource.

We have no material commitments for capital expenditures within the next year, substantial capital will be needed to pay for working capital.

Need for Additional Financing

We do not have capital sufficient to meet our cash needs. We will have to seek loans or equity placements to cover such cash needs.

No commitments to provide additional funds have been made by our management or other stockholders. Accordingly, there can be no assurance that any additional funds will be available to us to allow it to cover our expenses as they may be incurred.

23

CRITICAL ACCOUNTING POLICIES

A.	BASIS OF ACCOUNTING

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue in accordance with FASB ASC 605, when the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the prices for the services performed and the collectability of those amounts.  The Company recognizes revenue from the rentals of its facilities and for other facility services. Revenues from monthly rental agreements are recorded within the month in which the rent is earned. Revenues under pay per use agreements and services are recorded when the facility is used or the service is performed.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors of the corporation are elected by the stockholders to a term of one year and serve until a successor is elected and qualified. Officers of the corporation are appointed by the Board of Directors to a term of one year and serves until a successor is duly appointed and qualified, or until he or she is removed from office. The Board of Directors has no nominating, auditing or compensation committees.

The name, age and position of our officers and directors are set forth below:

Name	Age	First Year as Director	Position

Nick Moran	57	2015	President and Chief Executive Officer

The term of office of each director of the Company ends at the next annual meeting of the Company's stockholders or when such director's successor is elected and qualifies. No date for the next annual meeting of stockholders is specified in the Company's bylaws or has been fixed by the Board of Directors. The term of office of each officer of the Company ends at the next annual meeting of the Company's Board of Directors, expected to take place immediately after the next annual meeting of stockholders, or when such officer's successor is elected and qualifies.

Directors are entitled to reimbursement for expenses in attending meetings but receive no other compensation for services as directors. Directors who are employees may receive compensation for services other than as director. No compensation has been paid to directors for services.

BACKGROUND INFORMATION ABOUT OUR OFFICERS AND DIRECTORS

The following information sets forth the backgrounds and business experience of the executive officers and directors:

Nick Moran –President/CEO/Director

Mr. Nick Moran, President, Company Founder and CEO

24

Mr. Nick Moran is the founder, President and Chief Executive Officer as well as a major driving force behind the development and growth of Axis Research & Technologies. He is also the founder and Chief Executive Officer of Primal Fitness Centers, a company dedicated to health and wellness. He has over 25 years of experience with a proven track record of successful business development and leadership. Mr. Moran is the Founder and Chief Executive Officer of Fitness International Research and Education, a certification written and designed for educators in the medical and fitness industries worldwide. In addition, he is the founder and Chief Executive Officer of Keep Fit America, a non-profit company formed to fight the national epidemic of childhood obesity. In 2014, Mr. Moran was inducted into the Martial Arts Hall of Fame for his Humanitarian accomplishments and achievements.

None of our current directors hold or held any directorships during the past five years in other reporting companies. Presently, none of our directors is an “independent director” under the Corporate Governance Rules of the NASDAQ Stock Market, Inc., Rule 5605(a)(2). There are no family relationships among any of our directors or executive officers.

CORPORATE GOVERNANCE GUIDELINES

Our Board has long believed that good corporate governance is important to ensure that we are managed for the long-term benefit of our stockholders. Our common stock is not currently quoted on any listed exchange. However, our Board believes that the corporate governance rules of NASDAQ and AMEX represent good governance standards and, accordingly, during the past year, our Board has continued to review our governance practices in light of the Sarbanes-Oxley Act of 2002, the new rules and regulations of the Securities and Exchange Commission and the new listing standards of NASDAQ and AMEX, and it has implemented certain of the foregoing rules and listing standards during this past fiscal year.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners are complied with in a timely fashion.

EXECUTIVE COMPENSATION

Currently, our officer and director receive no compensation, other than shares of common stock previously issued, for services during the development stage of our business operations. He is reimbursed for any out-of-pocket expenses that he incurs on our behalf. In the future, we may approve payment of salaries for officers and directors, but currently, no such plans have been approved. We also do not currently have any benefits, such as health or life insurance, available to our employees.

The Company’s directors currently serve without compensation. However, the Company’s directors and officers that had been serving without compensation were issued common shares in the following amounts:

Name and Principal Position	Number of Shares

Nick Moran – President	20,000,000 common shares

25

SUMMARY COMPENSATION TABLE

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive (#)	Deferred Comp Earnings ($)	All Other ($)
Nick Moran - President	2015	-0-	-0-	20,000,000	-0-	-0-	-0-	-0-

OPTION GRANTS

There have been no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE

There have been no stock options exercised by the executive officer named in the Summary Compensation Table.

LONG-TERM INCENTIVE PLAN (“LTIP”) AWARDS

There have been no awards made to a named executive officer in the last completed fiscal year under any LTIP.

COMPENSATION OF DIRECTORS

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, our director in such capacity.

EMPLOYMENT CONTRACTS AND OFFICERS’ COMPENSATION

Since the date of incorporation on January 12, 2015, the Company has not paid any compensation to any officer, director, or employee. The Board of Directors will determine future compensation and, as appropriate, employment agreements executed.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what the percentage of ownership will be assuming completion of the sale of all shares in this offering, which we cannot guarantee. The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares.

			Percent of Class
Title of	Name, Title and Address of Beneficial	Amount of Beneficial	Before	After
Class	Owner of Shares (1)	Ownership (2)	Offering	Offering (3)

Common	Nick Moran	20,000,000	71%	57%

All Officers and Directors as a Group		20,000,000	71%	57%

1.    The address of each executive officer and director is c/o Axis Research & Technologies, Inc., 16662 Hale Avenue

Irvine, California 92606.

2.    As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

3.    Assumes the sale of the maximum amount of this offering (10,000,000 shares of common stock) by Axis Research & Technologies, Inc. The aggregate amount of shares to be issued and outstanding after the offering is 31,422,000.

26

FUTURE SALES BY EXISTING STOCKHOLDERS

Further new issues of stock unless registered will be restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition. Any sale of shares held by the existing stockholders (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We do not currently have any conflicts of interest by or among our current officer, director, key employee or advisors. We have not yet formulated a policy for handling conflicts of interest, however, we intend to do so upon completion of this offering and, in any event, prior to hiring any additional employees.

INDEMNIFICATION

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of California.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission. Upon completion of the registration, we will be subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-K, 10-Q, and 8-K, proxy statements, under Section 14 of the Exchange Act and other information with the Commission. Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 100 Fifth Street NE, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the Commission’s Washington, D.C. office at prescribed rates. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

27

AXIS RESEARCH & TECHNOLOGIES, INC.

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Axis Research Technology, LLC

Irvine, California

We have audited the accompanying balance sheet of Axis Research Technology, LLC, as of December 31, 2014 and the related statements of operations, member’s deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included the consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Axis Research Technology, LLC as of December 31, 2014 and the results of its operations and cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has incurred cumulative net losses since inception which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

dbbmckennon

Newport Beach, California

July 1, 2015

F-2

AXIS RESEARCH TECHNOLOGY, LLC

AND AXIS RESEARCH & TECHNOLOGIES, INC.

CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2015	2014
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$74,242	$4,874
Accounts receivable	45,447	19,550
Lease incentive receivable	15,000	15,000
Prepaid expense	5,500	-
Total current assets	140,189	39,424

Property and equipment, net	193,092	196,753
Other assets	15,500	15,500
Total assets	$348,781	$251,677

LIABILITIES & STOCKHOLDERS' / MEMBER'S DEFICIT

Current liabilities
Accounts payable and accrued liabilities	$53,703	$35,428
Accrued compensation, related party	-	21,000
Deferred revenue	-	7,000
Loans payable - current	29,500	34,500
Advances, related party	1,900	1,900
Total current liabilities	85,103	99,828

Loans payable - non-current	250,000	250,000
Lease incentive, net	21,981	24,848
Total liabilities	357,084	374,676

Stockholders' / Member's deficit
Member's units	-	-
Common stock, $0.001 par value: 100,000,000 shares authorized 20,892,000 shares issued and outstanding at March 31, 2015 and no shares issued and outstanding at December 31, 2014	20,892	-
Additional paid-in capital	213,408	15,800
Accumulated deficit	(242,603)	(138,799)
Total stockholders' / member's deficit	(8,303)	(122,999)

Total liabilities and stockholders' / member's deficit	$348,781	$251,677

See Accompanying Notes

F-3

AXIS RESEARCH TECHNOLOGY, LLC

AND AXIS RESEARCH & TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the	For the	For the
	three months	three months	year ended
	March 31,	March 31,	December 31,
	2015	2014	2014
	(Unaudited)	(Unaudited)

Revenue	$105,641	$-	$182,252

Cost of revenue
Rent expense	22,101		72,038
Depreciation expense	12,793		25,434
Cost of revenue other	51,214	-	46,016
Total cost of revenue	86,108	-	143,488

Gross profit	19,533	-	38,764

Operating expenses
General and administrative expenses	67,653	1,566	64,526
Officers compensations	31,200	1,000	50,000
Rent expense	9,472	6,909	30,874
Depreciation	6,737	-	12,261
Total operating expenses	115,062	9,475	157,661

Loss from operations	(95,529)	(9,475)	(118,897)

Other expenses
Interest expense	(6,691)	-	(19,902)
Other expense	(1,584)	-	-
Total other expenses	(8,275)	-	(19,902)

Net loss	$(103,804)	$(9,475)	$(138,799)

Loss per common share- basic	$(0.00)	$(0.00)	$(0.00)

Weighted average common shares outstanding

Basic	14,125,589	-	-

See Accompanying Notes

F-4

AXIS RESEARCH TECHNOLOGY, LLC

AND AXIS RESEARCH & TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' AND MEMBER'S DEFICIT

FOR THE YEAR ENDED DECEMBER 31, 2014 AND PERIOD ENDED MARCH 31, 2015

				Additional
	Member's	Common Stock		Paid-in	Accumulated
	Units	Shares	Amount	Capital	Deficit	Total

Balance, December 31, 2013	-	-	$-	$-	$-	$-

Fair value of contributed officer services	-	-	-	15,800	-	15,800

Net loss	-	-	-		(138,799)	(138,799)

Balance, December 31, 2014	-	-	-	15,800	(138,799)	(122,999)

Common shares issued to founder for cash	-	20,000,000	20,000	6,200	-	26,200

Common shares issued for cash, net of offering costs of $30,700	-	892,000	892	191,408	-	192,300

Net loss	-	-	-	-	(103,804)	(103,804)

Balance, March 31, 2015 (Unaudited)	-	20,892,000	$20,892	$213,408	$(242,603)	$(8,303)

See Accompanying Notes

F-5

AXIS RESEARCH TECHNOLOGY, LLC

AND AXIS RESEARCH & TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the	For the	For the
	three months	three months	year ended
	March 31,	March 31,	December 31,
	2015	2014	2014
	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(103,804)	$(9,475)	$(138,799)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	19,530	-	37,695
Fair value of contributed officer services	-	-	15,800
Changes in operating assets and liabilities
Increase in accounts receivable	(25,897)	-	(19,550)
Increase in lease incentive receivable	-	-	(15,000)
Increase in prepaid expense	(5,500)	-	-
Increase in other assets		(15,500)	(15,500)
Increase Accounts payable and accrued liabilities	18,275	-	39,928
Increase (decrease) accrued compensation, related party	(21,000)	-	21,000
Increase (decrease) in deferred revenue	(7,000)	-	7,000
Increase (decrease) in lease incentive obligation	(2,867)	-	24,848
Total cash flow used in operating activities	(128,263)	(24,975)	(42,578)

CASH FLOW FROM INVESTING ACTIVITIES
Purchase of property and equipment	(15,869)	(15,000)	(234,448)
Total cash flow used in investing activities	(15,869)	(15,000)	(234,448)

CASH FLOW FROM FINANCING ACTIVITIES
Proceeds from common stock issuance	218,500	-	-
Advances from related party	-	-	1,900
Proceeds from loans	-	80,000	280,000
Loan repayments	(5,000)	-	-
Total cash flow provided by financing activities	213,500	80,000	281,900

NET CHANGE IN CASH	69,368	40,025	4,874

CASH AT BEGINNING OF PERIOD	4,874	-	-

CASH AT END OF PERIOD	$74,242	$40,025	$4,874

SUPPLEMENTAL SCHEDULE OF CASH FLOW INFORMATION

Cash paid for interest	$2,249	$-	$-
Cash paid for income tax	$-	$-	$-

See Accompanying Notes

F-6

Axis Research Technology, LLC and Axis Research & Technologies, Inc.

Notes to the Consolidated Financial Statements

March 31, 2015 (Unaudited) and December 31, 2014 (Audited)

NOTE 1 – BUSINESS AND BASIS OF PRESENTATION

Organization and Business

Axis Research & Technologies, Inc. (the “Axis Inc”), a California corporation formed on January 14, 2015, provides facilities for medical education consisting of a 12,000 square foot educational facility with a biological skills laboratory built with extensive features to accommodate a wide variety of conferences, workshops, and medical research labs.

On January 30, 2015, Axis Inc. acquired all the interest of Axis Research Technology, LLC (“Axis LLC”), a predecessor business and a California limited liability company organized on December 31, 2013, which became a wholly owned subsidiary of the Axis Inc. (collectively the “Company”) At the time of acquisition, the entities were under common control and thus the assets acquired and liabilities assumed were recorded at historical cost.

The Company is dedicated to furthering advancements in medical education by providing a turn-key facility for medical device companies, engineers, and distributorships to bring their faculty, and surgeons for training purposes.

Basis of Presentation

The accompanying consolidated financial statements include the accounts of Axis Inc. and Axis LLC The accompanying consolidated financial statements for the year ended December 31, 2014 and the three months ended March 31, 2014 reflect those of Axis LLC on a standalone basis. The consolidated financial statements as of March 31, 2015 and the three months then ended include the operations of Axis LLC for the entire period and the operations of Axis Inc. from the date of incorporation of January 14, 2015 through the end of the period. All significant intercompany accounts and transactions have been eliminated in consolidation.

Unaudited Interim Financial Information

The accompanying interim consolidated balance sheet as of March 31, 2015, the consolidated statements of operations and cash flows for the three months ended March 31, 2015 and 2014, the consolidated statement of stockholders’ deficit for the three months ended March 31, 2015, and the related information contained in the notes to the financial statements are unaudited. These unaudited interim financial statements and notes have been prepared on the same basis as the audited financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary for a fair statement of the Company’s financial position as of March 31, 2015 and its results of operations and cash flows for the three months ended March 31, 2015 and 2014. The results of operations for the three months ended March 31, 2015 are not necessarily indicative of the results to be expected for the year ending December 31, 2015 or any other interim period or for any other future year.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Judgments and estimates of uncertainties are required in applying the Company’s accounting policies in certain areas. The following are some of the areas requiring significant judgments and estimates: a) Going concern; b) Depreciable life for property and equipment; c) Lease incentives; d) Realization of deferred tax assets; and e) Fair market value of officer services. The relevant amounts could be adjusted in the near term if experience differs from current estimates.

F-7

Axis Research Technology, LLC and Axis Research & Technologies, Inc.

Notes to the Consolidated Financial Statements

March 31, 2015 (Unaudited) and December 31, 2014 (Audited)

Cash and Cash Equivalents

The Company considers all liquid investments purchased with an initial maturity of three months or less to be cash equivalents. Cash and cash equivalents include demand deposits and money market funds carried at cost which approximates fair value. The Company maintains its cash in institutions insured by the Federal Deposit Insurance Corporation (“FDIC”).

Advertising

The Company recognizes advertising expense when it occurs. The Company incurred $1,749, $-0- and $6,547 as advertising cost for the periods ended March 31, 2015 and 2014 and year ended December 31, 2014, respectively.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed principally on the straight-line method over the estimated useful life of each type of asset which ranges from three to five years. Leasehold improvements are depreciated over the life of the asset or the corresponding lease agreement, whichever is shorter. Major improvements are capitalized, while expenditures for repairs and maintenance are expensed when incurred. Upon retirement or disposition, the related costs and accumulated depreciation are removed from the accounts, and any resulting gains or losses are credited or charged to income.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received upon sale of an asset or paid upon transfer of a liability in an orderly transaction between market participants at the measurement date and in the principal or most advantageous market for that asset or liability. The fair value should be calculated based on assumptions that market participants would use in pricing the asset or liability, not on assumptions specific to the entity. In addition, the fair value of liabilities should include consideration of non-performance risk including our own credit risk.

In addition to defining fair value, the standard expands the disclosure requirements around fair value and establishes a fair value hierarchy for valuation inputs. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market. Each fair value measurement is reported in one of the three levels which is determined by the lowest level input that is significant to the fair value measurement in its entirety. These levels are:

Level 1 – inputs are based upon unadjusted quoted prices for identical instruments traded in active markets.

Level 2 – inputs are based upon significant observable inputs other than quoted prices included in Level 1, such as quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant assumptions are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques that include option pricing models, discounted cash flow models, and similar techniques.

The carrying value of the Company’s financial assets and liabilities which consist of cash, prepaid expenses and other current assets, accounts payable and accrued liabilities, advances from related parties and loans payable in management’s opinion approximate their fair value due to the short maturity of such instruments. The Company does not have any level 2 or 3 financial instruments. Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, exchange, or credit risks arising from these financial instruments.

F-8

Axis Research Technology, LLC and Axis Research & Technologies, Inc.

Notes to the Consolidated Financial Statements

March 31, 2015 (Unaudited) and December 31, 2014 (Audited)

Leases

The Company currently leases its facility location. The Company evaluates the lease to determine its appropriate classification as an operating or capital lease for financial reporting purposes. The Company currently has one lease, which is classified as operating lease.

Minimum base rent for the Company’s operating leases is recorded on a straight-line basis over the lease term. The initial rent term includes the build-out, or rent holiday period, for the Company’s leases, where reduce rent payments are typically due under the terms of the lease.

The Company disburses cash for leasehold improvements and furniture, fixtures and equipment to build out and equip its leased premises. Pursuant to agreed-upon terms in the lease agreements the landlord will be reimbursed $15,000 to the Company as tenant allowance for Lessee’s tenant improvement is recorded as lease incentive.

Revenue Recognition

The Company recognizes revenue in accordance with FASB ASC 605, when the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the prices for the services performed and the collectability of those amounts.  The Company recognizes revenue from the rentals of its facilities and for other facility services. Revenues from monthly rental agreements are recorded within the month in which the rent is earned. Revenues under pay per use agreements and services are recorded when the facility is used or the service is performed. Deferred revenue of $7,000 as of December 31, 2014, relates to prepaid rent for our facilities utilized by our customers.

Cost of revenue consists of a proportion of rent expense and depreciation expense as well as expense related to equipment rental, tissue and organ supplies.

Concentrations of Credit Risk

The Company maintains its cash balances at a single financial institution. The balance may at times exceed insured limits.

Revenue earned from two customers represented approximately 70% of total revenue for the three months ended March 31, 2015. Revenue earned from two customers represented approximately 54% of total revenue for the year ended December 31, 2014. Accounts receivable of approximately 60% was due from one customer and 100% from one customer at March 31, 2015 and December 31, 2014, respectively. The loss of one or more of these customers would have a significant impact on the Company's operations.

The Company performs ongoing credit evaluation of its customers’ financial condition and, generally, requires no collateral. The Company does not believe that its customers’ credit risk represents a material risk of loss to the Company.

Basic and Diluted Loss per Share

The Company follows FASB ASC 260 to account for earnings per share. Basic earnings per share (“EPS”) calculations are determined by dividing net loss by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation. As of March 31, 2015 and December 31, 2014, the Company didn't have any potentially dilutive shares outstanding.

Impairment of Long Lived Assets

Long-lived assets are reviewed for impairment in accordance with the applicable FASB ASC 360-10. Under the standard, long-lived assets are tested for recoverability whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. An impairment charge is recognized for the amount, if any, when the carrying value of the asset exceeds the fair value.

F-9

Axis Research Technology, LLC and Axis Research & Technologies, Inc.

Notes to the Consolidated Financial Statements

March 31, 2015 (Unaudited) and December 31, 2014 (Audited)

Stock-Based Compensation

The Company records stock-based compensation in accordance with the guidance in FASB ASC 718 which requires the Company to recognize expenses related to the fair value of its employee and non-employee stock option awards. The Company recognizes the cost of all share-based awards on a graded vesting basis over the vesting period of the award. The Company uses the black-scholes model to value such options. To date no options or the equivalent have been issued.

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with FASB ASC 718-10 and the conclusions reached by the FASB ASC 505-50. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by FASB ASC 505-50.

Income Taxes

Axis LLC was elected to be taxed as a disregarded entity under the provisions of the Internal Revenue Code that permits the reporting of income and expenses directly by the owner/member. Current and deferred taxes during the year ended December 31, 2014 are immaterial to the financial statements due to the benefits flowing directly to the owner/member.

The Company elected to be tax as C-Corp under the provisions of the Internal Revenue Code. Provisions for income taxes represent actual or estimated amounts payable on tax return filings each year. Deferred tax assets and liabilities are recorded for the estimated future tax effects of temporary differences between the tax basis of assets and liabilities and amounts reported in the accompanying balance sheets, and for operating loss and tax credit carry forwards. The change in deferred tax assets and liabilities for the period measures the deferred tax provision or benefit for the period. Effects of changes in enacted tax laws on deferred tax assets and liabilities are reflected as adjustments to the tax provision or benefit in the period of enactment.

FASB ASC 740 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under ASC 740, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position would be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. ASC 740 also provides guidance on de-recognition of income tax assets and liabilities, classification of current and deferred tax assets and liabilities, and accounting for interest and penalties associated with tax positions.

Recent Accounting Pronouncements

The Company evaluated all recent accounting pronouncements issued and determined that the adoption of these pronouncements would not have a material effect on the financial position, results of operations, or cash flows of the Company.

NOTE 3 – GOING CONCERN

The Company’s consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company reported a net loss of $103,804 for the three months ended March 31, 2015 and $138,799 for the year ended December 31, 2014 and an accumulated deficit of $226,803 at March 31, 2015. These factors raise substantial doubt for the Company to continue as a going concern.

F-10

Axis Research Technology, LLC and Axis Research & Technologies, Inc.

Notes to the Consolidated Financial Statements

March 31, 2015 (Unaudited) and December 31, 2014 (Audited)

The Company’s ability to continue as a going concern may be dependent on the success of management’s plan discussed below. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

To the extent the Company’s operations are not sufficient to fund the Company’s capital requirements, the Company may attempt to enter into a revolving loan agreement with financial institutions or attempt to raise capital through the sale of additional capital stock or through the issuance of debt. At the present time, the Company does not have a revolving loan agreement with any financial institution nor can the Company provide any assurance that it will be able to enter into any such agreement in the future or be able to raise funds through the further issuance of debt or equity in the Company. Subsequent to year end, the Company has raised approximately $233,500 through private placement offerings. The Company intends to continue its efforts in growing its facilities service operations as well as raising funds through private placement offering memorandum or a public offering, see Note 8.

NOTE 4 – PROPERTY AND EQUIPMENT

At March 31, 2015 and December 31, 2014, Property and Equipment consisted of:

	March 31, 2015 (Unaudited)	December 31, 2014 (Audited)

Furniture and Fixtures	$12,746	$12,746
Office Equipment	18,262	3,693
Leasehold Improvements	219,309	218,009
	250,317	234,449
Accumulated Depreciation	(57,225)	(37,695)
Total	$193,092	$196,753

During the periods ended March 31, 2015 and 2014 and year ended December 31, 2014, depreciation expense was $19,530, -0- and $37,695 respectively.

NOTE 5 – RELATED PARTY TRANSACTIONS

As of December 31, 2014, the Company recorded accrued compensation of $21,000, payable to the sole member of the Company for services provided. These amounts were paid in 2015.

During the three months ended March 31, 2015, the Company paid offering cost of $30,700 to a company with common ownership as the Company. See Note 8 for additional information.

As of March 31, 2015 and December 31, 2014, a company with common ownership advanced $1,900 to the Company. These advances bear no interest and are due on demand.

NOTE 6 – LOANS PAYABLE

The Company’s loans payable consist of the following:

F-11

Axis Research Technology, LLC and Axis Research & Technologies, Inc.

Notes to the Consolidated Financial Statements

March 31, 2015 (Unaudited) and December 31, 2014 (Audited)

	March 31,	December 31,
	2015	2014
10% loan payable to an individual, interest only payment,
principal due April 2017,	$150,000	$150,000

10% loan payable to an individual, interest only payment,
principal due June 2017,	100,000	100,000

Loan payable to a related individual, principal and accrued
interest are due on demand, interest fixed at $2,500	17,500	22,500

Loan payable to a individual, principal and accrued interest
are due on demand, interest fixed at $2,000	12,000	12,000
Total loans payable	279,500	284,500
Less: current	(29,500)	(34,500)
Loans payable, non-current	$250,000	$250,000

NOTE 7 – COMMITMENTS AND CONTINGENCIES

The Company operates from 16662 Hale Ave, which is a premier commercial building located in Irvine, California, occupies approximately 10,000 square feet. The Company recorded $31,574, $-0- and $102,912 in rent expense for the periods ended March 31, 2015 and 2014 and year ended December 31, 2014, respectively.

As of December 31, 2014, the Company’s future annual minimum lease payments are as follows:

Year Ending
December 31,	Annual Rent
2015	$109,728
2016	$109,728
2017	18,288
Total	$237,444

The lease is guaranteed by an individual and in return the individual will receive 11% of net monthly revenue after loan repayments and when the Company has net income. The term of this agreement is for the duration of the lease agreement of three years. To date, the Company hasn't generated net income and thus no additional amounts are due to the guarantor. In addition, the guarantor has two loans payable of $150,000 and $100,000, see Note 6 for additional information.

NOTE 8 –STOCKHOLDERS’ / MEMBER'S DEFICIT

Predecessor Entity

Axis LLC was 100% owned by a sole member until the acquisition on January 30, 2015. No membership units were formally issued.

For the year ended December 31, 2014, Axis LLC’s sole member/officer was providing services to the Company on a part-time basis. The Company determined that the fair value of these services was approximately $50,000 of which $34,200 was paid or accrued. The sole member elected to contribute the difference between the fair market value of the services and the amount paid of $15,800 which has been recorded to additional paid-in capital.

F-12

Axis Research Technology, LLC and Axis Research & Technologies, Inc.

Notes to the Consolidated Financial Statements

March 31, 2015 (Unaudited) and December 31, 2014 (Audited)

Successor Entity

At inception on January 15, 2015, the board of directors of Axis Inc. authorized 100,000,000 shares of common stock with a $0.001 par value. Upon formation, the Company issued 20,000,000 shares of its common stock to its founder for cash of $26,200.

On January 23, 2015, the Company authorized a private placement offering memorandum to sell 1,000,000 million shares of common stock at $0.25 per share. During the three months ended March 31, 2015, the Company issued 892,000 shares of its common stock at $0.25 per share for cash of $192,300, net of offering cost of $30,700. The offering cost of $30,700 was paid to a company with common ownership. The Company recorded the cost of as offset to the proceeds received as the monies were paid to third parties in which assisted in raising the funds.

At March 31, 2015, the Company had 20,892,000 shares of its common stock issued and outstanding.

NOTE 9 – SUBSEQUENT EVENTS

On April 23, 2015, the Company authorized a second private placement offering memorandum to sell 1,554,000 million shares of common stock at $0.50 per share, expiring on July 1, 2015. The Company issued 30,000 shares of its common stock at $0.50 per share for cash of $15,000 under the second private placement offering.

The Company has evaluated all other activities subsequent to the year ended December 31, 2014 through July 1, 2015 and found no reportable subsequent events.

F-13

AXIS RESEARCH & TECHNOLOGIES, INC.

PF-1

AXIS RESEARCH & TECHNOLOGIES, INC.

(Formerly Nocho Grotto Acquisition Corporation)

CONSOLIDATED PRO FORMA BALANCE SHEET

(Unaudited)

	Nocho Grotto	Axis Research &
	Acquisition Corp.	Technologies, Inc.	Pro Forma	Pro Forma
	March 31, 2015	March 31, 2015	Adjustments	Consolidated
ASSETS

Current assets
Cash and cash equivalents	$-	$74,242	$15,000	$89,242
Accounts receivable	-	45,447	-	45,447
Lease incentive receivable	-	15,000	-	15,000
Prepaid expense	-	5,500	-	5,500
Total current assets	-	140,189	15,000	155,189

Property and equipment, net	-	193,092	-	193,092
Other assets	-	15,500	-	15,500
Total assets	-	348,781	15,000	363,781
LIABILITIES & STOCKHOLDERS' DEFICIT

Current liabilities
Accounts payable and accrued liabilities	-	53,703	-	53,703
Accrued compensation, related party	-	-	-	-
Deferred revenue	-	-	-	-
Loans payable - current	-	29,500	-	29,500
Advances, related party	-	1,900	-	1,900
Total current liabilities	-	85,103	-	85,103

Loans payable - non-current	-	250,000	-	250,000
Lease incentive, net	-	21,981	-	21,981
Total liabilities	-	357,084	-	357,084

Stockholders' deficit
Preferred stock	-	-	-	-

Common stock	2,000	20,892	30	2,142
			(1,950)
			(20,922)
			2,092

Discount on common stock	(2,000)	-	1,950	(50)

Additional paid-in capital	712	213,408	14,970	247,208
			20,922
			(2,092)
			(712)

Accumulated deficit	(712)	(242,603)	712	(242,603)
Total stockholders' deficit	-	(8,303)	15,000	6,697

Total liabilities and stockholders' deficit	$-	$348,781	$15,000	$363,781

See Accompanying Notes

PF-2

AXIS RESEARCH & TECHNOLOGIES, INC.

(Formerly Nocho Grotto Acquisition Corporation)

CONSOLIDATED PRO FORMA STATEMENTS OF OPERATIONS

(Unaudited)

	Nocho Grotto	Axis Research &
	Acquisition Corp.	Technologies, Inc.
	For three	For three
	months ended	months ended	Pro Forma	Pro Forma
	March 31, 2015	March 31, 2015	Adjustments	Consolidated

Revenue	$-	$105,641	$-	$105,641

Cost of revenue
Rent expense	-	22,101	-	22,101
Depreciation expense	-	12,793	-	12,793
Cost of revenue other	-	51,214	-	51,214
Total cost of revenue	-	86,108	-	86,108

Gross profit	-	19,533	-	19,533

Operating expenses
General and administrative expenses	712	67,653	-	68,365
Officers compensations	-	31,200	-	31,200
Rent expense	-	9,472	-	9,472
Depreciation	-	6,737	-	6,737
Total operating expenses	712	115,062	-	115,774

Loss from operations	(712)	(95,529)	-	(96,241)

Other expenses
Interest expense	-	(6,691)	-	(6,691)
Other expense	-	(1,584)	-	(1,584)
Total other expenses	-	(8,275)	-	(8,275)

Net loss	$(712)	$(103,804)	$-	$(104,516)

See Accompanying Notes

PF-3

AXIS RESEARCH & TECHNOLOGIES, INC.

(Formerly Nocho Grotto Acquisition Corporation)

CONSOLIDATED PRO FORMA STATEMENTS OF OPERATIONS

(Unaudited)

For the
year ended
December 31,
2014

Revenue	$182,252

Cost of revenue
Rent expense	72,038
Depreciation expense	25,434
Cost of revenue other	46,016
Total cost of revenue	143,488

Gross profit	38,764

Operating expenses
General and administrative expenses	64,526
Officers compensations	50,000
Rent expense	30,874
Depreciation	12,261
Total operating expenses	157,661

Loss from operations	(118,897)

Other expenses
Interest expense	(19,902)
Other expense	-
Total other expenses	(19,902)

Net loss	$(138,799)

Loss per common share- basic	$(0.00)

Weighted average common shares outstanding

Basic	-

See Accompanying Notes

PF-4

Axis Research & Technologies, Inc.

(Formerly Nocho Grotto Acquisition Corporation)

Notes to the Consolidated Pro Forma Financial Statements

March 31, 2015 and December 31, 2014

(Unaudited)

NOTE 1 – Basis of Presentation

On July 9, 2015, Axis Research & Technologies, Inc. ( “Axis Inc.” or the “Company”), formerly Noche Grotto Acquisition Corporation entered into a plan of stock acquisition agreement with Axis Research & Technologies, Inc. (“Axis CA”), a private corporation formed under the state of California on January 14, 2015.  Under the terms of the agreement, Axis Inc. will acquire 100% of the issued and outstanding common stock of Axis CA in exchange for 20,922,000 common shares of the Company, which includes previous issued 3,000,000 common shares.  After the close of the plan of stock acquisition agreement, there are 21,422,000 common shares issued and outstanding and the shareholders of Axis CA will control approximately 97% of the total issued and outstanding common shares of Axis Inc., resulting in a reverse takeover.

These unaudited pro forma financial statements (“pro forma financial statements”) have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) and are expressed in US dollars.  These pro forma financial statements do not contain all of the information required for annual financial statements. Accordingly, they should be read in conjunction with the most recent annual and interim financial statements of Axis Inc.

These pro forma financial statements have been compiled from and include:

(a)	an unaudited pro forma balance sheet combining the unaudited interim balance sheet of Axis Inc. and Axis CA as at March 31, 2015, giving effect to the transaction as if it occurred on the respective balance sheet date; and

(b)	unaudited pro forma statements of operations combining the unaudited interim statement of operations of Axis Inc. and Axis CA for the period ended March 31, 2015 and for the year ended December 31, 2014, assuming the transaction occurred at the beginning of the respective periods. Axis Inc. was incorporated on January 12, 2015 and thus did not have any operations during the year ended December 31, 2014.

The unaudited pro forma financial statements have been compiled using the significant accounting policies as set out in the audited financial statements of Axis Inc. for the year ended December 31, 2014. Based on the review of the accounting policies of Axis Inc. and Axis CA, there are no material accounting differences between the accounting policies of the companies. The unaudited pro forma financial statements should be read in conjunction with the historical financial statements and notes thereto of Axis Inc.

It is management’s opinion that these pro forma financial statements include all adjustments necessary for the fair presentation, in all material respects, of the proposed transaction described above in accordance with US GAAP applied on a basis consistent with Axis Inc.’s accounting policies. No adjustments have been made to reflect potential cost savings that may occur subsequent to completion of the transaction. The pro forma statement of operations does not reflect non-recurring charges or credits directly attributable to the transaction, of which none are currently anticipated.

The unaudited pro forma financial statements are not intended to reflect the results of operations or the financial position of Axis Inc. which would have actually resulted had the proposed transaction been effected on the dates indicated. Further, the unaudited pro forma financial information is not necessarily indicative of the results of operations that may be obtained in the future. The pro forma adjustments and allocations of the purchase price for Axis CA are based in part on provisional estimates of the fair value of the assets acquired and liabilities assumed. Any final adjustments may change the allocation of purchase price which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma financial statements.

NOTE 2 – Plan of Stock Acquisition Agreement between Axis Inc. and Axis CA.

On July 9, 2015, Axis Inc. entered into a plan of stock acquisition agreement with Axis CA.  Pursuant to the agreement, Axis Inc. will acquire 100% of the issued and outstanding common stock of Axis CA in exchange for 20,922,000 common shares of the Axis Inc., which includes previous issued 3,000,000 common shares.  After the close of the plan of stock acquisition agreement, there will be 21,422,000 common shares issued and outstanding, of which the shareholders of Axis CA will control approximately 97% of the total issued and outstanding common shares of Axis Inc. resulting in a change in control. The 20,922,000 common shares held by Axis CA shareholders is comprised of 17,922,000 from the plan of stock acquisition agreement and 3,000,000 common shares held by the President and Director of Axis Inc. which was acquired in a separate transaction prior to the acquisition agreement.  The transaction was accounted for as a reverse recapitalization transaction, as Axis Inc. qualifies as a non-operating public shell company given the fact that the Company held nominal net monetary assets, consisting primarily of zero assets or liabilities at the time of merger transaction.  As Axis CA is deemed to be the purchaser for accounting purposes under recapitalization accounting, these pro forma financial statements are presented as a continuation of Axis CA.  The equity of Axis CA is presented as the equity of the combined company and the capital stock account of Axis CA is adjusted to reflect the part value of the outstanding and issued common stock of the legal acquirer (Axis Inc.) after giving effect to the number of shares issued in the purchase and sale agreement.  Shares retained by Axis Inc. are reflected as an issuance as of the acquisition date for the historical amount of the net assets of the acquired entity, which in this case is zero.

PF-5

Axis Research & Technologies, Inc.

(Formerly Nocho Grotto Acquisition Corporation)

Notes to the Consolidated Financial Statements

March 31, 2015 and December 31, 2014 (Unaudited)

NOTE 3 - Pro Forma Assumptions and Adjustments

The unaudited pro forma consolidated financial statements incorporate the following pro forma assumptions and adjustments:

(a)	Subsequent to March 31, 2015, Axis CA issued 30,000 common shares at $0.50 per share for proceeds of $15,000.
(b)	Prior to the acquisition, the President and Director of Axis Inc. returned for cancelation 19,500,000 common shares for cancellation.

NOTE 4 - Pro Forma Common Shares

Pro forma common shares as at March 31, 2015 have been determined as follows:

				Additional
	Number of	Par	Discount on	Paid-in
	Common Shares	Value	Common Stock	Capital
Issued and outstanding preferred shares of Axis Inc.	-	$-	$-	$-
Issued and outstanding common shares of Axis Inc.	20,000,000	2,000	(2,000)	712
Issued and outstanding common shares of Axis CA.	20,892,000	20,892	-	213,408
Issuance of common shares for cash of Axis CA	30,000	30	-	14,970
Cancellation of common shares	(19,500,000)	(1,950)	1,950
Eliminate issued and outstanding common shares of Axis CA, and adjust to reflect par value	(20,922,000)	(20,922)	-	20,922
Issuance of common shares for acquisition	20,922,000	2,092	-	(2,092)
Eliminate outstanding deficit of Axis Inc. after effects of settlement of outstanding assets and liabilities	-	-		(712)

Pro forma balance, March 31, 2015	21,422,000	$2,142	$(50)	$247,208

NOTE 5 - Pro Forma Common Shares

Pro forma basic and diluted loss per share for the three months ended March 31, 2015 have been calculated based on the weighted average number of Axis Inc. common shares outstanding plus the common shares issued for the acquisition of the assets of Axis CA.

For three
months ended
Basic pro forma loss per share computation	March 31, 2015

Numerator:
Pro forma net loss available to stockholders	(104,516)

Denominator:
Weighted average issued and outstanding common shares of Axis Inc.	500,000
Common Shares issued for acquisition	20,922,000
Pro forma weighted average shares outstanding	21,422,000
Pro forma balance, March 31, 2015	(0.00)
PF-6

PROSPECTUS DELIVERY OBLIGATION

“UNTIL____________________________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS’ OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.”

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by Axis Research & Technologies, Inc. in connection with registering the sale of the common stock. Axis Research & Technologies, Inc. has agreed to pay all costs and expenses in connection with this offering of common stock. Set for the below is the estimated expenses of issuance and distribution, assuming the maximum proceeds are raised.

Legal and Professional Fees	$19,000
Audit Fees	$16,550

Total	$35,550

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

As permitted by the California General Corporation Law, we have adopted provisions in our by-laws to be in effect that limits or eliminates the personal liability of our directors. Consequently, a director will not be personally liable to us, or our stockholders, for monetary damages or breach of fiduciary duty as a director, except for liability for:

●    any breach of the director's duty of loyalty to us or our stockholders;

●    any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●    any unlawful payments related to dividends or unlawful stock repurchases, redemptions or other distributions; or

●    any transaction from which the director derived an improper personal benefit.

These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission.

In addition, our by-laws provide that:

●    we will indemnify our directors, officers and, in the discretion of our board of directors, certain employees to the fullest extent permitted by the California General Corporation Law; and

●    we will advance expenses, including attorneys' fees, to our directors and, in the discretion of our board of directors, to our officers and certain employees, in connection with legal proceedings, subject to limited exceptions.

We intend to obtain and thereafter maintain general liability insurance that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act of 1933, as amended. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit our stockholders and us. Furthermore, a stockholder's investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the indemnification agreements and the insurance are necessary to attract and retain talented and experienced directors and officers.

28

At present, there is no pending litigation or proceeding involving any of our directors or officers where indemnification will be required or permitted. We are not aware of any threatened litigation or proceedings that might result in a claim for such indemnification.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Robert Flores received 40,000 common shares on 2/2/2015 as a friend or family of the Company. The Company received $10,000 for 40,000 shares at $0.25 per share.  The shares were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Thomas Preble received 200,000 common shares on 2/3/2015 as a friend or family of the Company. The Company received $50,000 for 200,000 shares at $0.25 per share. The shares were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Peter Hathaway received 40,000 common shares on 2/3/2015 as a friend or family of the Company. The Company received $10,000 for 40,000 shares at $0.25 per share. The shares were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Donald Preble received 28,000 common shares on 2/6/2015 as a friend or family of the Company. The Company received $7,000 for 28,000 shares at $0.25 per share. The shares were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Joseph Lefever received 10,000 common shares on 2/9/2015 as a friend or family of the Company. The Company received $2,500 for 10,000 shares at $0.25 per share. The shares were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Stanley Claassen received 200,000 common shares on 2/10/2015 as a friend or family of the Company. The Company received $50,000 for 200,000 shares at $0.25 per share. The shares were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Clifford Jenne received 40,000 common shares on 2/12/2015 as a friend or family of the Company. The Company received $10,000 for 40,000 shares at $0.25 per share. The shares were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Clifford Jenne received 60,000 common shares on 2/14/2015 as a friend or family of the Company. The Company received $15,000 for 60,000 shares at $0.25 per share. The shares were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Kenneth Hunstad received 200,000 common shares on 2/23/2015 as a friend or family of the Company. The Company received $50,000 for 200,000 shares at $0.25 per share. The shares were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Ernest Hendrick Trust received 10,000 common shares on 2/26/2015 as a friend or family of the Company. The Company received $2,500 for 10,000 shares at $0.25 per share. The shares were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Moir Hilton received 10,000 common shares on 2/26/2015 as a friend or family of the Company. The Company received $2,500 for 10,000 shares at $0.25 per share. The shares were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Sana Gantt received 10,000 common shares on 3/4/2015 as a friend or family of the Company. The Company received $2,500 for 10,000 shares at $0.25 per share. The shares were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

29

Steve Mazurek received 24,000 common shares on 3/12/2015 as a friend or family of the Company. The Company received $6,000 for 24,000 shares at $0.25 per share. The shares were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

William Riblett received 20,000 common shares on 3/17/2015 as a friend or family of the Company. The Company received $5,000 for 20,000 shares at $0.25 per share. The shares were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Thomas Preble received 30,000 common shares on 2/12/2015 as a friend or family of the Company. The Company received $15,000 for 30,000 shares at $0.50 per share. The shares were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

ITEM 16. EXHIBITS.

The following exhibits are included with this registration statement:

Exhibit Number.	Name/Identification of Exhibit

3.1	Articles of Incorporation
3.2	Amended Articles of Incorporation
3.3	Bylaws
3.4	Plan of Reorganization and Exchange Agreement

5	Opinion of Joseph L. Pittera, Esq.

23.1	Consent of Independent Auditor
23.2	Consent of Counsel (See Exhibit 5)

99.1	Subscription Agreement

ITEM 17. UNDERTAKINGS

Under Rule 415 of the Securities Act, we are registering securities for an offering to be made on a continuous or delayed basis in the future. The registration statement pertains only to securities (a) the offering of which will be commenced promptly, will be made on a continuous basis and may continue for a period in excess of 30 days from the date of initial effectiveness and (b) are registered in an amount which, at the time the registration statement becomes effective, is reasonably expected to be offered and sold within two years from the initial effective date of the registration.

Based on the above-referenced facts and in compliance with the above-referenced rules, Axis Research & Technologies, Inc. includes the following undertakings in this Registration Statement:

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period, in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of the Registration Fee” table in the effective Registration Statement; and

30

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(1) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

31

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Irvine, State of California on July 23, 2015.

Axis Research & Technologies, Inc.
(Registrant)

By:	/s/Nick Moran

President

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/Nick Moran	President, Chief Executive Officer, Chief Accounting Officer, Chief Financial Officer and Director	July 23, 2015

32